Securities and Exchange Commission
                     Washington, D.C. 20549

                     ----------------------



                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 4, 1994




                   THE CENTENNIAL GROUP, INC.
     (Exact name of registrant as specified in its chapter)






        Delaware           File No. 2-79708        33-0089455
  --------------------    ------------------    ----------------
    (State or other      (Commission File No.)  (I.R.S. Employer
      jurisdiction                             Identification No.
    of incorporation)






  282 South Anita Drive, Orange, CA 92668            92668
   -------------------------------------         ------------
 (Address of principal executive offices)         (Zip Code)





Registrant's telephone no., including area code: (714)634-9200


- -----------------------------------------------------------------
   Former name or former address, if changed since last report

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On March 4, 1994 ( the "Confirmation Date" ) the United States Bankruptcy Court for the Central District of California entered an order confirming the Second Amended Plan of Reorganization as Modified ( the "Plan" ) which had been filed by The Centennial Group, Inc. ( the "Company" ). The Plan will become effective ( the "Effective Date") 90 days after the Confirmation Date, although several aspects of the Plan will become effective immediately. The Company had originally filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on December 13, 1991 ( the "Petition Date" ).

     The Plan provides for thirty-two separate classes of creditors as follows: i) Classes one through twenty-seven are comprised of claims secured by liens against the Company's real properties and include principally mortgage notes, governmental bond assessments and real property taxes; ii) Class twenty-eight claims are comprised of prepetition allowed unsecured claims that are less than or equal to $25,000; iii) Class twenty-nine claims are comprised of prepetition allowed unsecured claims other than claims included in class twenty-eight; iv) Class thirty claims are comprised of prepetition unsecured claims of certain subsidiaries of the Company; v) Class thirty-one claims are comprised of the members of the class represented by the Daniel's Plaintiffs in the Daniels litigation and all other claims related thereto; and vi) Class thirty-two which is comprised of the Stockholders of the Company.

     The following discussion provides information about the treatment of these various classes of creditors and the expected impact on the properties currently owned by the Company. These properties are referred to by numbers which correspond with numbers used in the Company's Form 10-K for the year ended June 30, 1993 on file with the Securities and Exchange Commission. A separate balance sheet for The Centennial Group, Inc. as of December 31, 1993 is included in the consolidating balance sheets beginning on page 29 of the Company's Form 10-Q for the quarter ending December 31, 1993 which is also on file with the Securities and Exchange Commission. The Company's assets and liabilities had not changed materially between December 31, 1993 and the date the Bankruptcy Court entered its order approving the Plan.

                        UNIMPAIRED CLAIMS

     Creditors holding notes and other liens secured by Property No.s 3, 4, 5, 13 and 23 are unimpaired pursuant to the Plan and may complete their foreclosure of these properties if they elect to do so. The Company expects these creditors to complete foreclosure proceedings on these properties in the next several months. The principal, accrued interest and accrued real estate taxes included in the Company's balance sheet for these claims as of December 31, 1993 as presented in its Form 10-Q on file with the Securities and Exchange Commission totalled approximately $21,098,000 , $9,192,000 and $1,839,000 , respectively. The Company's net carrying value for these properties was approximately equal to these liens and totalled $32,129,000. Upon foreclosure, the Company expects that its liabilities and assets will be reduced by these amounts with no significant gain or loss recorded upon foreclosure.

       Classes thirty-one and thirty-two are also unimpaired pursuant to the Plan. Four other classes of secured claims, including three classes with claims which are secured by Property No. 6 which was lost in foreclosure during December 1993, were also unimpaired by the plan. The Company does not believe it has any further liability under these four classes of secured claims.

     The Plan requires that administrative claims which have been incurred after the Petition Date will be paid in cash by the Effective Date, unless the holders of the particular claims agree otherwise. These claims totalled approximately $615,000 as of December 31, 1993.

                         IMPAIRED CLAIMS

     Although a substantial portion of the claims against the Company as of the Petition Date are considered to be impaired by the Plan, the Plan has not reduced the amount owed as of the Petition Date nor the interest which has accrued thereon from the Petition Date through the Confirmation Date pursuant to contracts in existence as of the Petition Date. These claims are considered to be impaired as a result of the modification of repayment terms and in certain cases, modifications of interest rates subsequent to the Confirmation Date pursuant to the Plan. Unsecured claims against the Company as of the Petition Date will not accrue any interest from the Petition Date through the Effective Date. A brief discussion of the major types of impaired claims is provided in the following paragraphs.

    Delinquent property taxes which had accrued as of the Petition Date and have accrued from the Petition Date through the Confirmation Date will generally be repaid in five equal annual installments together with interest at a fixed annual rate determined by adding 3% to the yield on five year United States Treasury Bonds as of the Confirmation Date. These annual payments are to commence on either April 10, 1994 or December 31, 1994. Delinquent Mello Roos District bond assessments will either be repaid in a single installment within twelve months or in monthly installments over 84 months with interest at a fixed rate determined by adding 3% to the yield on seven year United States Treasury Bonds as of the Confirmation Date. Post Confirmation Date taxes and bond assessments will continue to accrue and become payable pursuant to existing tax codes. Interest had generally been accruing on the unpaid taxes and bond assessments at the rate of 18% per annum from the Petition Date through the Confirmation Date.

     The maturity dates on notes secured by the remaining properties have generally been extended for either five or seven years pursuant to the Plan. Certain notes will require monthly principal and interest payments while other notes will require quarterly or annual interest only payments. Interest will accrue at rates ranging from the Prime rate plus 2% to a fixed rate of 10% with the exception of one note secured by Property No. 2 . This note, which had a balance of approximately $1.4 million as of December 31, 1993 , will bear interest at 24% per annum unless paid prior to eighteen months after the Confirmation Date in which event the interest in excess of 9% will be waived. One of the notes secured by Property No. 7 , which had a balance of approximately $8.9 million as of December 31, 1993 , will provide for certain discounted payoff amounts for principal reductions made prior to maturity. These discounts range from 26% for payments made during 1994 down to 5% for payments made during 1998, after which no discounts are available.

     Class twenty-eight claims will be paid in full in cash on or before the Effective Date of the Plan. These claims are expected to total less than $200,000.

     Class twenty-nine claims shall receive future quarterly distributions by the Company. The $5,739,000 in accounts payable and other accrued liabilities included under liabilities subject to compromise on the Company's December 31, 1993 balance sheet is principally comprised of these class twenty-nine claims. Additionally, it could be determined that the Company is liable for a substantial portion of certain secured liabilities of Arizona Commercial Property Developers, Inc. which totalled $2,631,000 and are shown under liabilities subject to compromise on the consolidating balance sheet as of December 31, 1993. All of these class twenty-nine claims will bear interest at the rate of 7% per annum after the Effective Date. Payments will be made out of cash on hand after deducting on a quarterly basis a reserve for 12 months' future operations by the Company, which reserve shall include amounts necessary to pay anticipated interest and property tax and bond obligations relating to the Company's retained properties. The balance owing to Class twenty-nine claimants will be paid in full by no later than four years after the Effective Date. A minimum payment of $1,000,000 shall have been paid by December 31, 1994; an additional minimum payment of $2,000,000 shall have been paid by December 31, 1995; an additional minimum payment of $2,000,000 shall have been paid by December 31, 1996.

     Class thirty claims shall be paid in future quarterly distributions by the Company after the members of Class 28 and 29 have been paid in full. These claims will bear interest at the rate of 7% per annum after the Effective Date and be payable in quarterly installments out of cash on hand after deducting a reserve for 12 months' future operations by the Company as discussed above.

ITEM 5.  OTHER EVENTS

In conjunction with and effective upon the Bankruptcy Court's order approving the Company's plan of reorganization, Messrs. Krinsky, Miles and Cheshier resigned from the Company's board of directors. The Company is not aware of any disagreement which these former directors had with the Company's remaining directors and officers on any matter relating to the Company's operations, policies or practices.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

     2.1  The Centennial Group, Inc. "Second Amended Plan of
          Reorganization as Modified" which was confirmed on March
          4, 1994.



                           SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   The Centennial Group, Inc.

Date  March 18, 1994

                                   --------------------------
                                   Joel H. Miner
                                   Vice President and Chief
                                   Financial Officer
discussed above.

ITEM 5.  OTHER EVENTS

In conjunction with and effective upon the Bankruptcy Court's order approving the Company's plan of reorganization, Messrs. Krinsky, Miles and Cheshier resigned from the Company's board of directors. The Company is not aware of any disagreement which these former directors had with the Company's remaining directors and officers on any matter relating to the Company's operations, policies or practices.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

     2.1  The Centennial Group, Inc. "Second Amended Plan of
          Reorganization as Modified" which was confirmed on March
          4, 1994.



                           SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   The Centennial Group, Inc.

Date  March 18, 1994
                                   /s/Joel H. Miner
                                   --------------------------
                                   Joel H. Miner
                                   Vice President and Chief
                                   Financial Officer